                             JOINT VENTURE AGREEMENT

                                     Between

                          OBAGI MEDICAL PRODUCTS, INC.

                                       and

                         ROHTO PHARMACEUTICAL CO., LTD.

                          Dated as of February 4, 2000


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                             JOINT VENTURE AGREEMENT

     This JOINT VENTURE AGREEMENT (this "Agreement"), dated as of February 4, 2000, is by and between Obagi Medical Products, Inc., a California corporation ("OMP") and Rohto Pharmaceutical Co., Ltd., a Japanese corporation ("Rohto") (collectively, OMP and Rohto are referred to as the "Partners" and each individually is referenced to as a "Partner").

     WHEREAS OMP develops, manufactures, markets, distributes and sells in the United States and certain other geographic areas certain proprietary skin care products under a number of different trademarks and product brands; and

     WHEREAS Rohto is a leading pharmaceutical company which sells a broad range of pharmaceutical products in Japan; and

     WHEREAS OMP and Rohto wish to form a joint venture company in Japan called Obagi-Rohto Medical Products KK (the "Company") to market, distribute and sell in Japan those products set forth on SCHEDULE A and such other products as may be agreed upon by the Partners (the "Products").

     NOW, THEREFORE, for the mutual promises and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Partners hereby agree as follows:

     1. OBJECTIVES OF THE COMPANY

     The objectives of the Company shall be to import, market, distribute and sell the Products in Japan.

     2. INCORPORATION; INITIAL CAPITAL CONTRIBUTIONS; OWNERSHIP OF THE
COMPANY

     (a) Oh-ebashi Law Office, Umeda Shinmichi Building 8F, Dojima 1-chome, Kita-ku, Osaka, 530-0003, Japan, shall incorporate the Company as a Kabushiki Kaisha (joint stock corporation) under the laws of Japan with the Articles of Incorporation in the form to be agreed between the Partners. The corporate name of the Company shall be "Obagi-Rohto Medical Products KK." The head office of the Company will be located at 1-7-5 Shiba, Minato-ku, Tokyo 105-0014, Japan.

     (b) Each of the Partners shall contribute Yen 20,000,000, within two (2) business days following the execution and delivery of the agreements listed in Section 5 hereof, by wire transfer of immediately available funds to The Bank of Tokyo-Mitsubishi, Ltd. which, in turn, shall transfer such funds to an account of the Company at such bank to be opened after incorporation of the Company. In return, the Company shall issue to each of the Partners four hundred (400) shares of the Company's authorized but unissued and nonassessable common stock, par value Yen 50,000 per share. The Company shall have 3,200 shares of authorized common stock, par value Yen 50,000 per share.

     (c) OMP and Rohto shall each contribute equal amounts of such additional paid-in capital as agreed upon by the Partners and as provided for in the Business Plan approved by the Company's Board of Directors. As used herein, "Business Plan" shall mean a confidential business plan of the Company from time to time established by the Company's Board of Directors, which business plan shall include (i) cosmetic market and consumer market studies, (ii) product launch strategies, (iii) financial summaries (which shall include three-year sales forecasts and three-year profit and loss forecasts),

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(iv) an overview of the structure and operations of the Company, or such other contents as may be approved by the Company's Board of Directors. Except as provided for herein, no Partner shall be required to contribute or to lend any money or property to the Company, or be subject to assessments for capital.

     3. REPRESENTATIONS AND WARRANTIES OF ROHTO

     Rohto hereby represents and warrants to OMP as follows:

     (a) Rohto has been duly incorporated, and is a validly existing corporation under the laws of Japan and has full power and authority to enter into and perform this Agreement.

     (b) This Agreement has been duly authorized, executed and delivered by Rohto and constitutes a valid and binding agreement of Rohto, enforceable against Rohto in accordance with its terms.

     (c) No consent, approval or authorization of or declaration or filing with any governmental authority or other person or entity (each is a "Person") on the part of Rohto is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby other than as described in Section 14 hereof.

     4. REPRESENTATIONS AND WARRANTIES OF OMP

     OMP represents and warrants to Rohto as follows:

     (a) OMP has been duly incorporated and is a validly existing corporation in good standing under the laws of the State of California, and has full power and authority to enter into and perform this Agreement.

     (b) This Agreement has been duly authorized, executed and delivered by OMP and constitutes a valid and binding agreement of OMP, enforceable against OMP in accordance with its terms.

     (c) No consent, approval or authorization of or declaration or filing with any Person on the part of OMP is required in connection with the execution or delivery of this Agreement or the consummation of the transactions contemplated hereby other than as described in Section 14 hereof.

     5. LICENSING, MARKETING, AND DISTRBUTION OF THE PRODUCTS BY THE COMPANY

     As soon as possible following the execution of this Agreement but prior to the funding of the initial capital contributions as provided in Section 2(b) hereof, the Partners shall enter into the following agreements (the "Ancillary Agreements"):

     (a) Distribution Agreement

     (b) Sales and Marketing Agreement

     (c) Technical and Marketing Assistance Agreement

     6.  BOARD OF DIRECTORS; STATUTORY AUDITORS

     (a) The Board of Directors of the Company shall be responsible for establishing the overall policy and operating procedure with respect to the business

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affairs of the Company.

     (b) The total number of Directors comprising the Board of Directors shall be six (6). OMP shall nominate three (3) Directors and Rohto shall nominate three (3) Directors. A minimum of four (4) Directors shall be required in order to establish a quorum. Except as otherwise required by mandatory provisions of law and as otherwise provided herein, resolutions of the Board of Directors shall be adopted only by the affirmative vote of at least four (4) Directors present at a meeting duly called at which a quorum is present. Any Director may attend a Board meeting by telephone conference or video device (in each case to the extent permitted by applicable law). Board meetings shall be held in Japan or such other place as the Directors may designate in accordance with applicable law provided that the Board of Directors shall meet no less frequently than once in each three calendar months. Two of the initial Director nominees for OMP shall be Peter P. Tong and Phillip J. Rose. The initial Director nominees for Rohto shall be Kunio Yamada, Toru Nishihara and Kazumi Mitsuhashi.

     (c) The number of Statutory Auditors shall be two (2). One Statutory Auditor will be an individual nominated by OMP and the other will be an individual nominated by Rohto.

     (d) In case of a vacancy in the office of Director or Statutory Auditor, the vacancy shall be filled by a person nominated by the Partner who originally nominated the Director or Statutory Auditor who no longer holds such office.

     (e) At any annual or special meeting of shareholders or any meeting of the Board of Directors called for such purpose, the Partners shall each vote or cause to be voted all shares owned by it for the election of nominees designated as Directors or Statutory Auditors in accordance with this Section 6 and otherwise as may be necessary to implement the provisions of this Agreement.

     (f) No change shall be made in the number and/or allocation of Directors or Statutory Auditors as stated in this Section 6 or in the Articles of Incorporation of the Company without the prior written consent of both Partners.

     (g) Notwithstanding the general provisions set forth above, in addition to any special approval requirements under the Articles of Incorporation or under law, each of the following corporate actions may be taken by the Company only
(x) in the case of actions required by law or the Articles of Incorporation to be approved by the Company's shareholders, upon authorization by affirmative vote of both OMP and Rohto as shareholders which actions include, without limitation, (A) any merger or consolidation, whether or not the Company is the surviving corporation; any sale, lease, exchange or other disposition of all or substantially all of the assets of the Company; any acquisition of all or substantially all of the capital stock or assets of any other entity; or the liquidation or voluntary dissolution of the Company, (B) any sale, lease, exchange or other disposition of substantial assets (except in the ordinary course of business of the Company, (C) any amendment, alteration or repeal of any provision of the Articles of Incorporation of the Company, and (D) compensation for all Directors and Statutory Auditors of the Company, and (y) in the case of any action other than those set forth in clause (x) above, upon authorization by affirmative vote of at least one OMP Director and at least one Rohto Director (which actions include, without limitation, (A) any capital expenditure of Yen 5,000,000 or more; (B) the raising of additional equity capital or the issuance or sale of any debt or equity securities, including any shareholder loan or guaranty and the terms thereof, whether or not in connection with a call for additional capital which is approved by the Board of Directors as provided for in Section 2 hereof; (C) except as required under
Section 10 hereof, any declaration or payment of any dividend or other distribution, directly or indirectly, on account of any shares of capital stock of the Company, or any redemption, retirement,

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purchase or other acquisition, directly or indirectly, by the Company of any such shares (or of any warrants, rights or options to acquire any such shares); (D) the incurrence or guarantee (directly or indirectly) by the Company with respect to any indebtedness for borrowed money in excess of Yen 5,000,000; (E) engagement in any business other than as set forth in Section
1 hereof and activities incidental thereto, either directly or through any corporation or other entity in which the Company has, directly or indirectly, an equity interest; (F) approval of the Business Plan (as provided for herein) and the related operating budget for the Company, and any deviation in any material respect from the Business Plan or budget as so approved; (G) the authorization of execution of any contract or agreement (1) having a period of performance greater than one year, (2) involving aggregate payments or consideration in excess of Yen 1,000,000, (3) involving any license of trademarks, patents, copyrights or other intellectual property rights of the Company, or (4) between the Company and any officer, shareholder (including any Partner) or Director of the Company (or their respective affiliates), and any waiver or variance of any contract described in (1)-(4) of this clause
(G); or (H) compensation for all officers. To the extent permitted by Japanese law, the foregoing approval requirements shall at all times also be set forth in the Articles of Incorporation of the Company, unless amended as set forth.

     (h) The Company shall have two (2) Representative Directors, each of whom shall be a Director. Rohto shall nominate one Representative Director, and OMP shall nominate the other Representative Director. Rohto shall initially nominate Kunio Yamada to be its Representative Director, and OMP shall initially nominate Phillip J. Rose to be its Representative Director. For the avoidance of doubt, each Representative Director will have full power to represent the Company separately and they shall not be deemed as joint representative directors.

     7. MANAGEMENT OF THE COMPANY

     (a) Management Committee

     The Management Committee shall be responsible for the day-to-day operations of the Company, which shall include, but not be limited to, personnel matters (except such personnel matters as pertain to the President and Chief Executive Officer ("CEO") and the Chief Financial Officer ("CFO")), the marketing, selling and pricing of the Products, the development, sale and distribution of new products and the preparation and submission of the Business Plan to the Board of Directors. The initial Management Committee shall consist of the President and CEO, one designee of OMP and one designee of Rohto. OMP's initial representative on the Management Committee shall be Phillip J. Rose. Rohto's initial representative on the Management Committee shall be Kazumi Mitsuhashi.

     (b) Officers

          (1) The Chairman will be an individual to be nominated by Rohto with OMP's prior written consent. Rohto shall initially nominate Kunio Yamada to be Chairman.

          (2) The Vice-Chairman will be an individual to be nominated by OMP with Rohto's prior written consent. OMP shall initially nominate Phillip J. Rose to be Vice Chairman.

          (3) The President and CEO and CFO shall be officers selected and approved by the Board of Directors. The Partners agree to immediately begin a search for a candidate to serve as the President and CEO who is an English speaking Japanese resident of Japan and who is experienced in executive management and the marketing, sale and distribution of products that are

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     marketed and sold in a similar fashion as the Products are to be marketed and sold. In the interim, the Partners agree to appoint Yoshimi Mizukami as the "Interim Project Manager" for a term of six months beginning December 1, 1999, and ending May 31, 2000. The Company shall pay Yoshimi Mizukami the amount of Yen 900,000 per month while in office. Yoshimi Mizukami shall have the same responsibility and authority as a President and CEO until a President and CEO is hired by the Company.

          (4) The other officers will be individuals to be nominated by Rohto with OMP's prior written consent.

     8. DISPOSITION OF COMMON STOCK

     For a period of five (5) years following the incorporation of the Company, neither Partner shall directly or indirectly sell, assign, transfer or otherwise dispose of, or pledge or otherwise encumber, any shares of common stock of the Company without the prior written consent of the other Partner. After such five (5) year period, transfer of the Company's shares of common stock will be subject to the approval of the Company's Board of Directors and may then be transferred pursuant to the laws of Japan and the Articles of Incorporation of the Company.

Notwithstanding anything herein contained to the contrary, a Partner may transfer its shares in the Company and its rights and obligations under this Agreement as part of a sale of all or substantially all of its assets, a merger, consolidation or other business combination in the Partner whether or not the Partner is the surviving entity.

     9. ACCOUNTING; ACCESS TO INFORMATION

     (a) The fiscal year of the Company shall be from the first day of April of each year to the 31st day of March of the following year.

     (b) The Company shall maintain its accounts and prepare its financial statements (including, without limitation, a balance sheet, profit and loss statement and statement of cash flows) in accordance with generally accepted accounting principles in Japan, and shall cause its annual financial statements to be audited by an internationally recognized independent auditing firm approved by the Company's Board of Directors, and such financial statements and the auditors' opinion to be delivered to each of the Partners no later than sixty (60) days following the end of each fiscal year. The Company also shall deliver to each Partner unaudited monthly and quarterly financial statements within thirty days following the end of each month or fiscal quarter, as the case may be, certified (in the case of quarterly financial statements) by the Chief Financial Officer of the Company. All financial statements shall be accurately and completely translated into English prior to delivery to OMP, and shall be accompanied by a reasonably detailed schedule that sets forth the differences between Japanese generally accepted accounting principles and U.S. generally accepted accounting principles as applied to such financial statements.

     (c) Each of the Partners shall, during all business hours and at all other times as reasonable, have access to the books and records of the Company and to the legal, tax and auditing personnel of the Company, internal and external; provided, however, that the cost and expense necessary for such inspection shall be borne by the Partner making the inspection.

     (d) The Company shall open a bank account with a Japanese bank approved by the Company's Board of Directors. The authorized signatories for the Company's

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

bank account shall be any two of: (1) the designee of Rohto, (2) the designee of OMP, and (3) the President and CEO for amounts in excess of Yen 1,000,000. The President and CEO shall have authority to sign checks in amounts less than Yen 1,000,000. Until a President and CEO is employed by the Company, Yoshimi Mizukami, acting as Interim Project Manager, shall have the same check writing authority as the President and CEO.

     10. DIVIDENDS

     To the extent permitted by law, each Partner shall have the right (but not the obligation) in respect of each of the Company's fiscal years after the Company has repaid all bank borrowings, to cause the Company to declare dividends of up to total maximum of seventy percent (70%) of the Company's net income for each such fiscal year. To the extent such dividends are not so declared in any such fiscal year, such amount not so declared but up to said total maximum shall be carried forward for up to three (3) years and be available for each of the Partner's right to cause the Company to declare dividends. Each of the Partners agree to authorize and direct their respective designees to the Board of Directors to take such actions, including without limitation, to declare, authorize and approve for payment the dividends required to be paid hereunder.

     11. TERM OF THE AGREEMENT

     If the term of the Company is terminated pursuant to Section 12, then the business affairs of the Company shall be wound up and the assets distributed equally to the Partners after the payment of all expenses and liabilities, provided that all licenses and registrations for the Products and all patents, trademarks, licenses and other intellectual property contributed by or derived from OMP shall be distributed to OMP. Each of the Partners agrees to authorize and direct their respective designees to the Board of Directors, and shall each take such action, which shall include without limitation the voting of their respective shares of the Company's common stock in the manner required for the efficient and prompt winding up of the Company's affairs, the distribution of assets and the dissolution of the Company.

     12. TERMINATION OF THE AGREEMENT

     Notwithstanding any other provision herein contained to the contrary, the Company shall, at the option of the non-defaulting Partner following written notice to the defaulting Partner, terminate its business and dissolve as provided for in Section 11 upon any of the following:

     (a) The breach by one of the Partners of its obligation under this Agreement if such breach is not cured within thirty (30) days after the non-breaching Partner gives written notice of the breach to the breaching Partner.

     (b) The Company shall commence a voluntary case concerning itself under the bankruptcy laws of Japan; an involuntary case is commenced under the bankruptcy laws of Japan and such case is not dismissed within thirty (30) days; a custodian, trustee or receiver is appointed or takes charge of all or substantially all of the property and assets of the Company; the Company is adjudicated insolvent or bankrupt; the Company makes a general assignment for the benefit of creditors; the Company shall fail to pay, or shall state it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any corporate action is taken by the Company for the purpose of effecting any of the foregoing.

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     (c) A Partner shall commence a voluntary case concerning itself under the bankruptcy laws of Japan or the United States; an involuntary case is commenced under the bankruptcy laws of Japan or the United States and such case is not dismissed within thirty (30) days; a custodian, trustee or receiver is appointed or takes charge of all or substantially all of the property and assets of a Partner; a Partner is adjudicated insolvent or bankrupt; a Partner makes a general assignment for the benefit of creditors; a Partner shall fail to pay, or shall state it is unable to pay, or shall be unable to pay, its debts generally as they become due; or any corporate action is taken by a Partner for the purpose of effecting any of the foregoing.

     (d) The Partners agree to terminate the business of the Company, liquidate its assets and/or dissolve the Company.

After the termination of this Agreement, both Partners shall be released from any obligation except Article 13, provided however, that any liability under this Agreement that at the time of termination has already accrued to the other Partner or that thereafter may accrue in respect of any act or omission prior to such termination shall remain effect and not be released.

     13. CONFIDENTIALITY

     Each Partner shall hold and shall cause its respective representatives to hold in confidence all confidential information made available to it or its representatives by the other Partner, directly or through the Company, and shall not pass such information on, wholly or partly, to third parties without the prior written consent of the other Partner, unless such information (i) becomes generally available to the public other than as a result of a disclosure by such Partner or its representatives, (ii) becomes available to such Partner from other sources not known by such Partner to be bound by a confidentiality obligation, or (iii) is independently acquired by such Partner as a result of work carried out by any employee or representative of such Partner to whom no disclosure of such information has been made.

     14. GOVERNMENT FILINGS

     (a) If required by applicable law, within fifteen (15) days following the date of this Agreement, OMP will submit the required notifications under the Foreign Exchange and Foreign Trade Control Law.

     (b) If any Japanese withholding taxes are imposed on dividends payable to OMP by the Company under Section 10, the Company shall withhold such amounts, pay the same to the Japanese tax authority, and promptly furnish OMP with appropriate documentation of the amounts so withheld as soon as practicable. The Company shall cooperate with OMP to make any necessary filings to utilize the lowest withholding rate available under any treaty between Japan and the United States.

     15. EXCLUSIVITY, NONCOMPETITION AND FIRST RIGHT OF REFUSAL

     The Company shall constitute the sole entity through which the Partners (and all of their affiliates) will engage in the sale and distribution of the Products in Japan. Accordingly, during the term of this Agreement, each Partner (including any of its affiliates) shall neither engage nor knowingly cause a third party to engage (other than through the Company) in the sale or distribution of any products in Japan that contain Kinetin, Trichloroacetic Acid (TCA), Hydroquinone, Retin-A, and/or Phytic Acid (if contained over the range specified in Japanese Cosmetic Approval Standard) as an ingredient (the "Competing Products"). If either of the Partners wishes to market, sell or distribute any products in Japan that are or could be considered a Competing Product, then such Partner shall first offer the Company the right to market, sell

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and/or distribute such products in Japan at the same price and on the same terms as offered to said Partner by the manufacturer or distributor of such products. The Partner making the offer of first refusal shall provide samples of the products; shall provide test, clinical and market data to the extent available; and shall provide a detailed written summary of the products, the manufacturer or distributor, and the price and terms offered to such Partner by the manufacturer or distributor of the products. The Partner not making such offer to the Company shall have the sole right on behalf of the Company to accept or reject the offer of first refusal, provided that acceptance must be in writing and made within sixty (60) days of receipt of the information required to be furnished in connection with these rights of first refusal. As used in this Agreement, an "affiliate" of any Person means any other Person controlled by, controlling, or under common control with such Person. Without limitation, a Person shall be deemed to control another Person if the controlling Person owns 50% or more of the outstanding voting securities of the controlled Person or possesses the power to direct or cause the direction of the management or policies of the controlled Person, whether by securities ownership, by contract or otherwise.

     16. GOVERNING LAW

     This Agreement shall be governed by and construed in accordance with the laws of Japan.

     17. DISPUTE RESOLUTION

     All disputes between the Partners arising directly or indirectly out of this Agreement (including, without limitation, the inability to establish minimum annual sales targets from time to time) shall be settled by the Partners amicably through their good faith discussions. In the event that any such dispute cannot be resolved thereby, such dispute shall be finally settled by arbitration in accordance with the rules then in effect of the Japan Commercial Arbitration Association (Kokusai Shoji Chusai Kyokai) by three arbitrators appointed in accordance with such rules. Any such arbitration shall be held in Tokyo, Japan and shall be conducted in Japanese (with English translation to the extent requested by OMP). The arbitration award shall be final and binding upon the Partners, and judgment on such award may be entered in any court having jurisdiction thereof. If any such dispute is not susceptible of resolution by arbitration, the Partners shall enter into good faith discussions (including but not limited to, requesting any independent third party appraisal of the evaluation of the stocks and/or assets of the Company) regarding either a buy-out of a Partner's stock or a sale of all or substantially all of the Company's stock or assets. If such discussions do not reach an agreement within a reasonable period, any Partner may, upon notice to the other Partner, seek a dissolution of the Company and ratable distribution of its assets to the Partners.

     18. MISCELLANEOUS

     (a) This Agreement may be amended only by a written instrument signed by both Partners.

     (b) This Agreement may not be assigned by either of the Partners except with the prior written consent of the other Partner; provided, however, that as provided in Section 8 hereof, this Agreement may be assigned to a corporation or other entity which shall succeed to the business of a Partner by merger, consolidation, or the transfer of all or substantially all of the assets of such Partner.

     (c) Any and all notices, requests, demands and other communications

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required, when received, or otherwise contemplated to be made under this
Agreement shall be in writing and in English and shall be deemed to have been duly given

                  (1) if delivered personally,

                  (2) if transmitted by facsimile,

                  (3) if sent by registered airmail, return receipt requested, postage prepaid, or

                  (4) if by international courier service, on the second business day following the date of deposit with such courier service, or such earlier delivery date as may be confirmed to the sender by such courier service.

     All such notices, requests, demands and other communications shall be addressed as follows:

                  (i)    If to Rohto:      Rohto Pharmaceutical Co., Ltd.
                                           1-7-5 Shiba, Minato-ku
                                           Tokyo 105-0014, Japan
                                           Attention: Kunio Yamada
                                           President and Chief Operating Officer
                                           Facsimile: 81-3-5442-6004


                         with a copy to:   Rohto Pharmaceutical Co., Ltd.
                                           1-8-1, Tatsumi-nishi, Ikuno-ku
                                           Osaka, 544-8666, Japan
                                           Attention: Toru Nishihara, Ph.D.
                                           Director
                                           Facsimile: 81-6-6758-9820


                  (ii)   If to OMP:        Obagi Medical Products, Inc.
                                           310 Golden Shore, 1st Floor
                                           Long Beach, CA  90802
                                           Attention:  Phillip J. Rose
                                           President and Chief Executive Officer
                                           Facsimile:  (562) 437-2725

                         with a copy to:   Mandarin Partners, LLC
                                           310 Golden Shore, 1st Floor
                                           Long Beach, CA 90802
                                           Attention:  Ian Walker
                                           Executive Vice President
                                           Facsimile: (562) 628-8800


     or in each case to such other address or facsimile number as the party may have furnished to the other party in writing pursuant to this Section 18(c).

          (d) In the event of the invalidity of any part or provision of this Agreement, such invalidity shall not affect the enforceability of any other part or provision of this Agreement.

          (e) No waiver by either of the Partners of any default in the performance of or compliance with any provision herein shall be deemed to be a waiver of the

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

     performance and compliance as to any other provision, or as to such provision in the future; nor shall any delay or omission of either of the Partners to exercise any right hereunder in any manner impair the exercise of any such right accruing to it thereafter. No remedy expressly granted herein to either of the Partners shall be deemed to exclude any other remedy which would otherwise be available.

          (f) This Agreement, the Articles of Incorporation and the transactions and the Ancillary Agreements contemplated hereby constitute the entire agreement among the Partners with respect to the subject matter hereof and shall supersede all prior understandings and agreements between the Partners with respect to such subject matter. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          (g) Nothing herein express or implied, is intended to or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the Partners hereto and their affiliates, any interests, rights, remedies or other benefits with respect to or in connection with any agreement or provision contained herein or contemplated hereby.


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     IN WITNESS WHEREOF, the Partners hereto have duly signed this Agreement as of the day and year first above written.

OBAGI MEDICAL PRODUCTS, INC.                ROHTO PHARMACEUTICAL CO., LTD



By:  /s/ Phillip Rose                   By:  /s/ Kunio Yamada
   -----------------------------            ----------------------------------
Title: Pres. & CEO                      Title:  President
      --------------------------               -------------------------------


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                                   SCHEDULE A

           OMP PRODUCTS TO BE SOLD AND DISTRIBUTED BY NEWCO IN JAPAN


A.       Obagi/Kinetin Line:

1)       Foaming Gel
2)       Toner
3)       Exfoderm (with phytic acid)
4)       Product K (Kinetin with either phytic acid or glycolic acid)
5)       Exfoliating Mask
6)       Multiple Action (whitening agent with retinyl palmitate)
7)       Sunblock (SPF to be determined)
8)       Kinetin 0.05% in cream and lotion
9)       Kinetin 0.05% with SPF in cream and lotion


B.       Blue Peel Line:

1)       Blue Peel Base
2)       Blue Peel Cleanser


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